Exhibit 99

[LOGO]	OraSure Technologies, Inc. diagnostic solutions for the new millennium

Company Contact:

Ronald H. Spair

Chief Financial Officer

610-882-1820

Investorinfo@orasure.com

www.orasure.com

OraSure Technologies Announces Record 2003 Second Quarter Results

BETHLEHEM, PA—July 29, 2003—(BW HealthWire)—OraSure Technologies, Inc. (Nasdaq NM:OSUR), the market leader in oral fluid diagnostics, today announced its financial results for the quarter and six months ended June 30, 2003.

Total revenues for the quarter increased 21% to $9.6 million, compared to $7.9 million for the quarter ended June 30, 2002. Product revenues for the second quarter of 2003 increased 20% to $9.4 million, compared to $7.9 million in 2002. Both amounts represent record quarterly revenues for the Company. The Company’s net loss for the quarter was $530,000, or $(0.01) per share, compared to a net loss of $1.3 million, or $(0.03) per share, in the second quarter of 2002.

For the six months ended June 30, 2003, the Company had total revenues of $18.2 million, a 17% increase over revenues of $15.7 million for the six months ended June 30, 2002. Product revenues for the six months ended June 30, 2003 were $17.8 million, or 16% higher than the $15.3 million in product revenues recorded during the comparable period in 2002. The Company recorded a net loss of $1.6 million, or $(0.04) per share, for the six months ended June 30, 2003, compared to a net loss of $2.9 million, or $(0.08) per share, for the comparable period in 2002.

“This was another record quarter for OraSure, highlighted by sales increases of 73% in both of the infectious disease testing and cryosurgical systems markets and continued improvement in sales of our Intercept® drug test in the substance abuse testing market,” said Mike Gausling, President and CEO of OraSure Technologies, Inc. “We also made significant progress against our stated objectives for 2003, including the submission of an application for FDA approval of a venous whole blood claim for OraQuick®, the addition of specialized contract sales forces to help further penetrate the physician’s office market with Histofreezer®, and fulfillment of initial orders from the distributor of our over-the-counter cryosurgical wart removal product, Freeze Off™.”

The revenue increase during the second quarter was primarily attributable to increased sales of the Company’s OraQuick® rapid HIV-1 antibody test, initial sales of Freeze Off,™

and increased sales of the OraSure® oral fluid collection device, Intercept® oral fluid collection device and related drug assays, partially offset by lower sales of the Company’s urine assays in the insurance risk assessment market and the absence of $250,000 of laboratory equipment sales in the substance abuse testing market which occurred during the second quarter of 2002.

Gross margin in the second quarter was 60%, which is unchanged from a year ago and an increase over the 58% gross margin reported for the first quarter of 2003.

Operating expenses for the second quarter increased 5% or $276,000 to $6.4 million, from $6.1 million in the comparable period in 2002. This increase was primarily attributable to increased sales and marketing expenses associated with the launch of OraQuick® and additional costs related to the occupancy of the Company’s new corporate headquarters in Bethlehem, Pennsylvania and the pending transfer of manufacturing operations from Oregon, partially offset by lower clinical trial expenses, consulting fees, payroll expense, and financial advisory and legal fees. Operating expenses for the six months ended June 30, 2003 were $12.5 million compared to $12.6 million for the comparable period of 2002.

Cash, cash equivalents and short-term investments totaled $15.4 million and working capital was $19.2 million at June 30, 2003, compared to $14.9 million in cash, cash equivalents and short-term investments and $18.9 million of working capital at December 31, 2002.

Cash flow from operations was $101,000 for the second quarter of 2003. This is the fifth consecutive quarter of positive cash flow from operations. Cash flow from operations for the six months ended June 30, 2003 was $273,000.

Condensed Financial Data

(In thousands, except per-share

data and percentages)

Unaudited

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
Results of Operations
Revenues	$9,629	$7,930	$18,240	$15,656
Cost of products sold	3,821	3,201	7,401	6,095

Gross profit	5,808	4,729	10,839	9,561
Operating expenses:
Research and development	1,965	2,210	4,020	4,630
Sales and marketing	2,738	2,392	4,973	4,381
General and administrative	1,657	1,482	3,523	3,566

Total operating expenses	6,360	6,084	12,516	12,577

Operating loss	(552)	(1,355)	(1,677)	(3,016)
Other income (expense), net	22	74	54	142

Net loss	$(530)	$(1,281)	$(1,623)	$(2,874)

Basic and diluted net loss per share	$(0.01)	$(0.03)	$(0.04)	$(0.08)

Shares used in computing basic and diluted net loss per share	38,412	37,494	38,331	37,464

	Three months ended June 30,
	Dollars		% Change	Percentage of Total Revenues
	2003	2002		2003	2002
Market Revenues
Insurance risk assessment	$2,458	$3,120	(21%)	26%	39%
Infectious disease testing	2,703	1,564	73	28	20
Substance abuse testing	1,835	1,776	3	19	22
Cryosurgical systems*	2,442	1,414	73	25	18

Product revenues	9,438	7,874	20	98	99
Licensing and product development	191	56	241	2	1

Total revenues	$9,629	$7,930	21	100%	100%

*	Previously reported as physician’s office therapies and includes sales of Histofreezer® in the physician’s office market and Freeze Off™ in the over-the-counter market.

	Six months ended June 30,
	Dollars		% Change	Percentage of Total Revenues
	2003	2002		2003	2002
Market Revenues
Insurance risk assessment	$5,458	$5,913	(8%)	30%	38%
Infectious disease testing	5,471	3,074	78	30	19
Substance abuse testing	3,433	2,963	16	19	19
Cryosurgical systems	3,419	3,393	1	19	22

Product revenues	17,781	15,343	16	98	98
Licensing and product development	459	313	47	2	2

Total revenues	$18,240	$15,656	17	100%	100%

	June 30, 2003	December 31, 2002
Balance Sheets
ASSETS
Cash, cash equivalents and short-term investments	$15,408	$14,908
Accounts receivable, net	6,315	5,198
Inventories	4,170	4,088
Other current assets	692	926
Property and equipment, net	7,103	7,428
Other non-current assets	2,843	3,189

Total assets	$36,531	$35,737

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$1,138	$1,066
Accounts payable	1,695	1,802
Accrued expenses	4,557	3,321
Long-term debt, less current portion	3,008	3,409
Other liabilities	182	120
Stockholders’ equity	25,951	26,019

Total liabilities and stockholders’ equity	$36,531	$35,737

Conference Call

The Company will host a conference call with analysts and simultaneous audio webcast to discuss the Company’s second quarter 2003 financial results beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today. On the call will be Mike Gausling, Chief Executive Officer, Ronald H. Spair, Chief Financial Officer, R. Sam Niedbala, Chief Science Officer and P. Michael Formica, Executive Vice President, Operations. The call will include brief remarks by management and a question and answer session.

In order to listen to the conference call, please either dial 888-742-2024 (Domestic) or 706-643-0033 (International), or go to OraSure Technologies’ Web site, www.orasure.com, and click on the Investor Information link. A replay of the call will be archived on OraSure Technologies’ Web site shortly after the call has ended and will be available for seven days. A replay of the call can also be accessed until August 1, 2003, by dialing 800-642-1687 (Domestic) or 706-645-9291 (International) and entering the Conference ID #1655901.

The webcast will also be distributed over the CCBN (Corporate Communications Broadcast Network) Investor Distribution Network. Institutional investors can access the call via CCBN’s password protected event management site, StreetEvents (www.streetevents.com).

About OraSure Technologies

OraSure Technologies, Inc. is the market leader for oral fluid diagnostics. The Company develops, manufactures, and markets medical devices and diagnostic products for use by insurance companies, public health agencies, clinical laboratories, physicians’ offices, and workplace sites. For more information on the Company, please visit www.orasure.com.

Important Information

This press release contains certain forward-looking statements, including with respect to sales, markets, products, and regulatory submissions. Actual results could be significantly different. Factors that could affect results include the ability to market products; impact of competitors, competing products and technology changes; ability to develop, commercialize and market new products; market acceptance of oral fluid testing products and up-converting phosphor technology products; ability to fund research and development and other projects and operations; ability to maintain new or existing product distribution channels; reliance on sole supply sources for critical product components; availability of related products produced by third parties; ability to obtain and timing of obtaining necessary regulatory approvals; ability to comply with applicable regulatory requirements; history of losses and ability to achieve sustained profitability; volatility of our stock price; uncertainty relating to patent protection and potential patent infringement claims; availability of licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally; loss or impairment of sources of capital; ability to meet financial covenants in agreements with financial institutions; ability to retain qualified personnel; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; changes in relationships with strategic partners and reliance on strategic partners for the performance of critical activities under collaborative arrangements; changes in accounting practices or interpretation of accounting requirements; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; the impact of terrorist attacks and civil unrest; ability to complete consolidation or restructuring activities; ability to identify, complete and realize the full benefits of potential acquisitions; and general political, business and economic conditions. These and other factors are discussed more fully in the Securities and Exchange Commission (“SEC”) filings of OraSure Technologies, including its registration statements, its Annual Report on Form 10-K for the year ended December 31, 2002, its Quarterly Reports on Form 10-Q, and its other filings with the SEC. Although forward-looking statements help to provide complete information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. The forward-looking statements are made as of the date of this press release and OraSure Technologies undertakes no duty to update these statements.

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